UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2021

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FEYE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, the Board of Directors (the “Board”) of FireEye, Inc. (the “Company”) appointed John Watters as President and Chief Operating Officer of the Company, effective upon the commencement of Mr. Watters’ employment on April 5, 2021. In connection with Mr. Watters’ appointment as Chief Operating Officer, Peter Bailey relinquished his title as Chief Operating Officer and continues as the Company’s Executive Vice President, Mandiant Solutions.

Mr. Watters, age 57, has served in various roles with the Company since the Company acquired iSIGHT Security, Inc. (d/b/a iSIGHT Partners, Inc.) (“iSIGHT Partners”) in 2016, including as a consultant from May 2020 to April 2021, as Chairman of the Company's Advisory Board from April 2020 to April 2021, as Executive Vice President and Chief Strategy Officer from February 2018 to April 2020, as Executive Vice President, Global Services and Intelligence from January 2017 to January 2018, and as President, iSIGHT from March 2016 to January 2017. Prior to FireEye, Mr. Watters served as founder, Chairman, Chief Executive Officer and President of iSIGHT Partners from November 2006 to February 2016. Prior to iSIGHT Partners, Mr. Watters was Chairman and Chief Executive Officer of iDEFENSE, a security intelligence firm acquired by VeriSign in 2005. In addition, Mr. Watters served as an independent business consultant from April 2020 to April 2021, has served as founder, director and President of Dorset Capital Corporation, an investment firm, since 1998, and has served as founder, director and President of the STAIRS Program, a non-profit organization supporting inner-city education, since 2000. Mr. Watters holds a B.S.C degree in Finance from Santa Clara University.

In connection with Mr. Watters’ appointments, the Company entered into an offer letter with Mr. Watters on April 1, 2021 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Watters will serve as the Company’s President and Chief Operating Officer, reporting to the Company’s Chief Executive Officer. The Offer Letter does not provide for employment for a specified term and Mr. Watters’ employment will be on an at-will basis. The Offer Letter provides Mr. Watters with an annual base salary of $600,000 and an opportunity to earn an annual cash incentive bonus, initially with a target of $600,000, under the Company’s Employee Incentive Plan or any successor plan. Mr. Watters will also be eligible to participate in the Company’s employee benefit plans made available to similarly situated employees of the Company.

The Offer Letter provides that management of the Company will recommend to the Compensation Committee of the Board (the “Compensation Committee”) that Mr. Watters be granted, pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), (i) an award of restricted stock units covering 225,000 shares of the Company’s common stock (the “RSUs”), (ii) an award of restricted stock units with performance-based vesting covering a target of 225,000 shares of the Company’s common stock (the “Initial PSUs”), and (iii) an additional award of restricted stock units with performance-based vesting covering a target of 300,000 shares of the Company’s common stock (the “Additional PSUs”). The award of RSUs will vest over a four year period from February 15, 2021, with 25% vesting after the first anniversary and 6.25% vesting each quarter thereafter over the remaining three years. The award of Initial PSUs will vest based on the Company’s achievement of corporate performance measures for each of the 2021, 2022 and 2023 performance years (i.e., 1/3 of the Initial PSUs being tied to 2021 company performance, 1/3 being tied to 2022 company performance, and 1/3 being tied to 2023 company performance), with the payout for a performance year vesting in full on the February 15th after the performance year. The award of Additional PSUs will vest based on the Company’s attainment of stock price goals, with (1) 100,000 shares vesting upon the Company’s attainment of a 30-day average stock price of $25; (2) 100,000 shares vesting upon the Company’s attainment of a 10-day average stock price of $30; (3) 50,000 shares vesting upon the Company’s attainment of a 10-day average stock price of $35; and (4) 50,000 shares vesting upon the Company’s attainment of a 10-day average stock price of $40. Upon a Change of Control (as defined in the 2013 Plan), the per share amount payable for the Company’s common stock in the Change of Control will determine the final average stock price for any unvested Additional PSUs, and any Additional PSUs still not vested will be forfeited. In addition, if Mr. Watters’ employment terminates as a result of an involuntary termination (as defined in the Company’s Change of Control Severance Policy for Officers (the “Severance Policy”)), any portion of the Additional PSUs that have not vested will be automatically forfeited as of immediately prior to such event. The awards will be subject to the terms and conditions of the related restricted stock unit award agreements and Compensation Committee approval after the commencement of Mr. Watters’ employment with the Company.

Mr. Watters is eligible for severance benefits under the Severance Policy, and Mr. Watters and the Company have entered into a Participation Agreement thereunder, a copy of which is attached to the Offer Letter. The Offer Letter also contains certain covenants regarding activities that Mr. Watters cannot engage in while providing services to the Company.

A copy of the Offer Letter is filed herewith as Exhibit 10.1. The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by the full text of the Offer Letter, which is incorporated herein by reference.

In addition, Mr. Watters and the Company have entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2013.

Effective May 2020, Mr. Watters and the Company entered into a consulting agreement, pursuant to which Mr. Watters agreed to provide ongoing advice and consulting services to the Company as a non-employee consultant through May 15, 2021 (the “Consulting Agreement”). In consideration, the Compensation Committee granted Mr. Watters an award of restricted stock units covering 20,000 shares of the Company’s common stock, vesting in four equal quarterly installments from May 15, 2020, of which 75% of the award has since vested. The Consulting Agreement was terminated on April 5, 2021 in connection with the commencement of Mr. Watters’ employment with the Company. The remaining 25% of the award will vest on May 15, 2021, subject to Mr. Watters continuing to be a Service Provider (as defined in the 2013 Plan) through such vesting date.

There is no arrangement or understanding between Mr. Watters and any other persons pursuant to which Mr. Watters was selected as an officer. There are no family relationships between Mr. Watters and any director or executive officer of the Company and, other than as described above, no transactions involving Mr. Watters that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On April 7, 2021, the Company issued a press release announcing the appointment of John Watters as President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between the Registrant and John Watters, dated April 1, 2021
99.1	Press release dated April 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: April 7, 2021	By:	/s/ Alexa King
Alexa King Executive Vice President, Corporate and Legal Affairs, General Counsel and Secretary